Exhibit 99.1

Internap Reports Third Quarter 2014 Financial Results

•	Revenue of $84.7 million, up 22% versus the third quarter of 2013

•	Data center services revenue of $61.6 million, up 36% versus the third quarter of 2013

•	Segment margin[1] of 56.1%, up 320 basis points year-over-year

•	Adjusted EBITDA[2] of $19.7 million increased 39% versus the third quarter of 2013

•	Adjusted EBITDA margin[2] of 23.3%, up 290 basis points year-over-year

ATLANTA, GA – (October 28, 2014) Internap Network Services Corporation (NASDAQ: INAP), a provider of high-performance Internet infrastructure services, today announced financial results for the third quarter of 2014.

“The solid financial results for the third quarter of 2014 are most notable for the demonstrated strong operating leverage in the business as reflected in record adjusted EBITDA and accelerated adjusted EBITDA margin expansion. Our integrated platform of high-performance hybrid Internet infrastructure services continues to provide a compelling basis for competitive differentiation,” said Eric Cooney, President and Chief Executive Officer of Internap. “For the fourth quarter of 2014, we are guiding for further acceleration of profitable growth supported by strong performance in several areas including: our new Secaucus, New Jersey datacenter, our bare-metal cloud offering and the successful cross-sale of the bare-metal products through the iWeb on-line/e-commerce route to market.”

Third Quarter 2014 Financial Summary

				YoY	QoQ
	3Q 2014	3Q 2013	2Q 2014	Growth	Growth
Revenues:
Data center services	$61,640	$45,488	$61,395	36%	0%
IP services	23,027	24,084	22,673	-4%	2%
Total Revenues	$84,667	$69,572	$84,068	22%	1%

Operating Expenses	$87,702	$70,926	$88,582	24%	-1%

GAAP Net Loss	$(9,377)	$(4,035)	$(11,185)	132%	-16%

Normalized Net Loss[2]	$(7,543)	$(2,052)	$(7,668)	268%	-2%

Segment Profit[1]	$47,519	$36,777	$47,506	29%	0%
Segment Profit Margin	56.1%	52.9%	56.5%	320 BPS	-40 BPS

Adjusted EBITDA	$19,714	$14,170	$18,503	39%	7%
Adjusted EBITDA Margin	23.3%	20.4%	22.0%	290 BPS	130 BPS

1

Revenue

●	Revenue totaled $84.7 million in the third quarter, an increase of 22% year-over-year and 1% sequentially. The increase in revenue was due to growth in our data center services segment, which includes $11.9 million of revenue attributable to iWeb, which we acquired in November 2013.

●	Data center services revenue totaled $61.6 million in the third quarter, an increase of 36% year-over-year and flat sequentially. The year-over-year increase was attributable to increased sales of core data center services including iWeb.

●	IP services revenue totaled $23.0 million in the third quarter, a decrease of 4% year-over-year and an increase of 2% sequentially. The year-over-year decrease was driven by per unit price declines in IP and the loss of legacy contracts at higher effective prices, partially offset by an increase in overall traffic. Sequentially, non-recurring revenue offset per unit price declines in IP.

Net Loss

●	GAAP net loss was $(9.4) million, or $(0.18) per share, compared with $(4.0) million, or $(0.08) per share, in the third quarter of 2013 and $(11.2) million, or $(0.22) per share, in the second quarter of 2014.

●	Normalized net loss was $(7.5) million, or $(0.15) per share, compared with normalized net loss of $(2.1) million, or $(0.04) per share, in the third quarter of 2013, and normalized net loss of $(7.7) million, or $(0.15) per share, in the second quarter of 2014.

Segment Profit and Adjusted EBITDA

●	Segment profit totaled $47.5 million in the third quarter, a 29% increase compared with the third quarter of 2013 and unchanged from the second quarter of 2014. Segment margin was 56.1%, an increase of 320 basis points year-over-year and a decrease of 40 basis points sequentially.

●	Data center services segment profit totaled $33.9 million in the third quarter, a 52% increase compared with the third quarter of 2013 and a 3% decrease from the second quarter of 2014. Data center services segment margin was 55.0% in the third quarter, up 590 basis points year-over-year and down 170 basis points sequentially. An increasing proportion of higher-margin services, specifically colocation sold in company-controlled data centers, hosting and cloud services and the contribution from iWeb, drove data center services segment profit and margin higher compared with the third quarter of 2013. Higher seasonal power costs resulted in a decrease in data center services segment profit and margin compared with the second quarter of 2014.

●	IP services segment profit totaled $13.6 million in the third quarter, a 6% decrease compared with the third quarter of 2013 and a 7% increase from the second quarter of 2014. IP services segment margin was 59.0% in the third quarter, down 100 basis points year-over-year and up 310 basis points sequentially. Lower IP transit revenue and the loss of legacy contracts led to a decrease in IP services segment profit and margin compared with the third quarter of 2013. The renegotiation of vendor contracts and cost reduction efforts resulted in an increase in IP services segment profit and margin compared with the second quarter of 2014.

●	Adjusted EBITDA totaled $19.7 million in the third quarter, a 39% increase compared with the third quarter of 2013 and a 7% increase from the second quarter of 2014. Adjusted EBITDA margin was 23.3% in the third quarter, up 290 basis points year-over-year and 130 basis points sequentially. The year-over-year increase in adjusted EBITDA and adjusted EBITDA margin was attributable to increased segment profit in our data center services segment, including iWeb. The sequential adjusted EBITDA and adjusted EBITDA margin improvement was driven by lower cash operating expenses.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $25.5 million at September 30, 2014. Total debt was $354.6 million, net of discount, at the end of the quarter, including $60.2 million in capital lease obligations.

●	Cash generated from operations for the three months ended September 30, 2014 was $11.9 million. Capital expenditures over the same period were $14.8 million.

Business Outlook

●	For the fourth quarter of 2014, we expect revenue to range between $84.0 million and $85.0 million and adjusted EBITDA to range between $21.5 million and $22.5 million.

2

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	We opened Phase 2 of our Secaucus, New Jersey data center, which doubled the available space and power, adding an incremental 13,000 net sellable square feet. This facility will span 55,000 net sellable square feet at full deployment and features the latest in data center design elements to enable power configurations of up to 18kW per rack and concurrent maintainability for complete infrastructure redundancy. We designed this hybrid-enabled facility to seamlessly connect colocation, hosting, virtual and bare-metal cloud environments through a secure Layer 2 Virtual Local Area Network.

●	Internap was awarded a bronze Stevie® award in the New Product or Service of the Year – Software – Big Data Solution category at the 12th Annual American Business Awards. The award honors Internap and Aerospike for creating the industry’s first “fast big data” platform, which runs Aerospike’s hybrid NoSQL databases on Internap’s bare-metal servers.

●	We had approximately 12,000 customers at September 30, 2014.

1	Segment margin and segment profit are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

2	Adjusted EBITDA, adjusted EBITDA margin and normalized net loss are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to adjusted EBITDA and normalized net loss are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Loss and Basic and Diluted Normalized Net Loss Per Share” in the attachment.

Conference Call Information

Internap’s third quarter 2014 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm. The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Tuesday, October 28, 2014 at 8 p.m. ET through Monday, November 3, 2014 at 855-859-2056 using replay code 20548411. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Internap is the high-performance Internet infrastructure provider that powers the applications shaping the way we live, work and play. Our hybrid infrastructure delivers performance without compromise – blending virtual and bare-metal cloud, hosting and colocation services across a global network of data centers, optimized from the application to the end user and backed by rock-solid customer support and a 100% uptime guarantee. Since 1996, the most innovative companies have relied on Internap to make their applications faster and more scalable. For more information, visit www.internap.com.

3

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our expectations for revenue and adjusted EBITDA in the fourth quarter of 2014, driven by expected performance in our Secaucus, New Jersey datacenter, our bare-metal cloud offering and the successful cross-sale of the bare-metal products through the iWeb on-line/e-commerce route to market. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new data center space; the actual performance of our IT infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

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INTERNAP NETWORK SERVICES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Data center services	$61,640	$45,488	$181,318	$135,461
Internet protocol (IP) services	23,027	24,084	69,378	73,794
Total revenues	84,667	69,572	250,696	209,255

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization, shown below:
Data center services	27,716	23,171	80,170	68,461
IP services	9,432	9,624	29,300	29,858
Direct costs of customer support	9,114	7,528	27,594	22,052
Direct costs of amortization of acquired technologies	1,524	1,273	4,535	3,643
Sales and marketing	8,858	8,048	28,938	23,609
General and administrative	11,611	8,740	34,439	27,979
Depreciation and amortization	19,391	12,264	54,773	34,075
Loss on disposal of property and equipment, net	-	4	32	4
Exit activities, restructuring and impairments	56	274	3,001	1,206
Total operating costs and expenses	87,702	70,926	262,782	210,887
Loss from operations	(3,035)	(1,354)	(12,086)	(1,632)

Non-operating expenses:
Interest expense	6,699	2,429	19,996	7,324
Other, net	(149)	67	335	679
Total non-operating expenses	6,550	2,496	20,331	8,003

Loss before income taxes and equity in (earnings) of equity-method investment	(9,585)	(3,850)	(32,417)	(9,635)
Benefit (provision) for income taxes	128	(254)	982	98
Equity in (earnings) of equity-method investment, net of taxes	(80)	(69)	(198)	(157)

Net loss	$(9,377)	$(4,035)	$(31,237)	$(9,380)

Basic and diluted net loss per share	$(0.18)	$(0.08)	$(0.61)	$(0.18)

Weighted average shares outstanding used in computing net loss per share:
Basic and diluted	51,063	50,882	51,180	51,070

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INTERNAP NETWORK SERVICES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	September 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$25,493	$35,018
Accounts receivable, net of allowance for doubtful accounts of $1,971 and $1,995, respectively	19,871	23,927
Deferred tax asset	569	371
Prepaid expenses and other assets	14,224	22,533
Total current assets	60,157	81,849
Property and equipment, net	339,421	331,963
Investment in joint venture	2,757	2,602
Intangible assets, net	53,487	57,699
Goodwill	130,313	130,387
Deposits and other assets	10,039	7,999
Deferred tax asset	1,615	1,742
Total assets	$597,789	$614,241

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$30,376	$29,774
Accrued liabilities	14,894	13,549
Deferred revenues	7,099	6,729
Capital lease obligations	6,573	5,489
Term loan, less discount of $1,443 and $1,387, respectively	1,557	1,613
Exit activities and restructuring liability	2,102	2,286
Other current liabilities	2,341	2,493
Total current liabilities	64,942	61,933

Deferred revenues	3,457	3,804
Capital lease obligations	53,638	49,800
Term loan, less discount of $6,919 and $8,006 respectively	287,831	288,994
Revolving credit facility	5,000	-
Exit activities and restructuring liability	2,761	1,877
Deferred rent	11,132	14,617
Deferred tax liability	7,509	8,591
Other long-term liabilities	4,403	2,415
Total liabilities	440,673	432,031

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 54,386 and 54,023 shares outstanding, respectively	54	54
Additional paid-in capital	1,260,026	1,253,106
Treasury stock, at cost; 561 and 461 shares, respectively	(4,218)	(3,474)
Accumulated deficit	(1,097,257)	(1,066,020)
Accumulated items of other comprehensive loss	(1,489)	(1,456)
Total stockholders' equity	157,116	182,210
Total liabilities and stockholders' equity	$597,789	$614,241

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INTERNAP NETWORK SERVICES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash Flows from Operating Activities:
Net loss	$(9,377)	$(4,035)	$(31,237)	$(9,380)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,915	13,537	59,308	37,718
Impairment of property and equipment	-	(35)	537	520
Amortization of debt discount and issuance costs	763	62	1,441	182
Stock-based compensation expense, net of capitalized amount	1,778	1,709	5,675	5,085
Equity in (earnings) of equity-method investment	(80)	(70)	(198)	(157)
Provision for doubtful accounts	634	230	811	1,077
Non-cash change in capital lease obligations	(440)	-	(87)	121
Non-cash change in exit activities and restructuring liability	145	371	2,996	921
Non-cash change in deferred rent	(646)	(494)	(2,028)	(1,371)
Deferred taxes	(92)	124	(1,226)	225
Other, net	(293)	245	197	338
Changes in operating assets and liabilities:	-
Accounts receivable	(2,011)	343	3,198	(3,043)
Prepaid expenses, deposits and other assets	111	(1)	(3,080)	(368)
Accounts payable	614	(875)	(2,585)	(4,614)
Accrued and other liabilities	1,991	74	4,795	(1,023)
Deferred revenues	(1,229)	560	99	311
Exit activities and restructuring liability	(756)	(714)	(2,296)	(2,180)
Other liabilities	(97)	(17)	(90)	(613)
Net cash flows provided by operating activities	11,930	11,014	36,230	23,749

Cash Flows from Investing Activities:
Purchases of property and equipment	(14,051)	(11,176)	(51,312)	(31,721)
Additions to acquired technology	(704)	(207)	(2,004)	(476)
Proceeds from sale-leaseback transactions	2,603	-	2,603	-
Net cash from acquisition	-	-	74	-
Net cash flows used in investing activities	(12,152)	(11,383)	(50,639)	(32,197)

Cash Flows from Financing Activities:
Proceeds from credit agreements	-	10,000	5,000	20,000
Principal payments on credit agreements	(750)	(875)	(2,250)	(2,625)
Return of deposit collateral on credit agreement	308	-	6,461	-
Payments on capital lease obligations	(1,469)	(1,202)	(4,212)	(3,475)
Proceeds from exercise of stock options	95	131	973	1,979
Tax withholdings related to net share settlements of restricted stock awards	(59)	(120)	(744)	(1,443)
Other, net	(46)	(43)	(135)	(126)
Net cash flows (used in) provided by financing activities	(1,921)	7,891	5,093	14,310
Effect of exchange rates on cash and cash equivalents	(227)	251	(209)	26
Net (decrease) increase in cash and cash equivalents	(2,370)	7,773	(9,525)	5,888
Cash and cash equivalents at beginning of period	27,863	26,668	35,018	28,553
Cash and cash equivalents at end of period	$25,493	$34,441	$25,493	$34,441

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INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net loss, normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net loss is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss (gain) on disposals of property and equipment, exit activities, restructuring and impairments, stock-based compensation and acquisition costs.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net loss is net loss plus exit activities, restructuring and impairments, stock-based compensation and acquisition costs.

●	Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net loss per share is normalized net loss divided by basic and normalized diluted shares outstanding.

●	Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

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INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net loss and normalized net loss per share, excluding the effect of exit activities, restructuring and impairments, stock-based compensation and acquisition costs in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●	EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●	investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support and depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

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INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

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INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Loss from operations (GAAP)	$(3,035)	$(4,514)	$(1,354)
Depreciation and amortization, including amortization of acquired technologies	20,915	19,468	13,537
Loss on disposal of property and equipment, net	-	32	4
Exit activities, restructuring and impairments	56	1,561	274
Stock-based compensation	1,778	1,956	1,709
Adjusted EBITDA (non-GAAP)	$19,714	$18,503	$14,170

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INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET LOSS AND
BASIC AND DILUTED NORMALIZED NET LOSS PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net loss, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net loss per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Net loss (GAAP)	$(9,377)	$(11,185)	$(4,035)
Exit activities, restructuring and impairments	56	1,561	274
Stock-based compensation	1,778	1,956	1,709
Normalized net loss (non-GAAP)	(7,543)	(7,668)	(2,052)

Normalized net income allocable to participating securities (non-GAAP)	-	-	-
Normalized net loss available to common stockholders (non-GAAP)	$(7,543)	$(7,668)	$(2,052)
Participating securities (GAAP)	1,083	1,119	1,008

Weighted average shares outstanding used in per share calculation:
Basic and diluted (GAAP)	51,063	51,045	50,882

Add potentially dilutive securities	-	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	-	-	-
Normalized diluted shares (non-GAAP)	51,063	51,045	50,882

Loss per share (GAAP):
Basic and diluted	$(0.18)	$(0.22)	$(0.08)

Normalized net loss per share (non-GAAP):
Basic and diluted	$(0.15)	$(0.15)	$(0.04)

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INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Revenues:
Data center services	$61,640	$61,395	$45,488
IP services	23,027	22,673	24,084
Total	84,667	84,068	69,572

Direct cost of network, sales and services, exclusive of depreciation and amortization:
Data center services	27,716	26,563	23,171
IP services	9,432	9,999	9,624
Total	37,148	36,562	32,795

Segment Profit:
Data center services	33,924	34,832	22,317
IP services	13,595	12,674	14,460
Total	$47,519	$47,506	$36,777

Segment Margin:
Data center services	55.0%	56.7%	49.1%
IP services	59.0%	55.9%	60.0%
Total	56.1%	56.5%	52.9%

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